UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2012

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DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

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Delaware (State or other Jurisdiction of Incorporation)	1-4018 (Commission File Number)	53-0257888 (I.R.S. Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois 60515 (Address of Principal Executive Offices)

(630) 541-1540
(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 4, 2012, Dover Corporation (the “Company”) is hosting an investor meeting at the New York Hilton in New York, New York. The meeting includes a presentation concerning existing and emerging technologies, both internally developed and acquired. The presentation will include in depth technology discussions related to the handset, pump, refrigeration and artificial lift markets. The presentation being given to investors has been posted on the Company's website (http://www.dovercorporation.com), and the investor meeting will be webcast for investors not attending in person. The presentation materials, together with access to the webcast, can be found on the home page of the website. The investor meeting will also be made available for replay on the website in the Investor Information section. We have attached as Exhibit 99.1 a copy of the presentation materials.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not applicable.
(b)	Pro forma financial information. Not applicable.
(c)	Shell company transactions. Not applicable.
(d)	Exhibits. The following exhibit is furnished as part of this report: 99.1 Dover Corporation's Technology Day, New York, New York Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2012	DOVER CORPORATION
(Registrant)

	By:	/s/ Joseph W. Schmidt
Joseph W. Schmidt, Senior Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Dover Corporation's Technology Day, New York, New York Presentation.